Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (Nos. 333-236297, 333-253864, 333-262982, 333-265696, 333-266533, 333-268131, 333-281139, and 333-287037) on Form S-8 and in the registration statement (No. 333-277479) on Form S-3 of our report dated February 25, 2026, with respect to the consolidated financial statements of Schrödinger, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
Portland, Oregon
February 25, 2026